Exhibit 10.21
                                 -------------


                                 LEASE AGREEMENT
                              With Purchase Option


         This LEASE AGREEMENT (this "Lease") made and entered into this 12th day of July, 2005 ("Effective Date") by and between MYER DEVELOPMENT CO., a Missouri corporation ("Landlord"), and BRANSON RESTAURANTS, INC., a Missouri corporation ("Tenant").

         In consideration of the terms, covenants, and conditions herein contained, Landlord and Tenant covenant and agree as follows:

                                    Article 1
                                   DEFINITIONS

         Whenever capitalized in this Lease, each of the following terms shall have the meaning given in this Article, unless otherwise specified in this Lease or unless the context clearly indicates a contrary intent. Certain additional defined terms may be set forth elsewhere in this Lease.

         1.1. "Additional Rent": all amounts other than Percentage Rent and Minimum Rent which Tenant is required to pay under this Lease, including, without limitation, all utilities, insurance, taxes and maintenance charges, if any, and other payments which Tenant in any of the provisions of this Lease assumes, agrees or otherwise becomes obligated to pay (or reimburse Landlord on demand for any payments thereof made by Landlord).

         1.2. "Commencement Date": July 12, 2005.

         1.3. "Default Rate": an interest rate equal to eighteen percent (18%) per annum.

         1.4. "Extension Option": any option granted to Tenant under Section 2.2, below, to extend the Term.

         1.5. "Hotel": the Hotel near the Premises owned and operated as of the Commencement Date by Landlord, known as the Best Western Center Pointe Inn.

         1.6. "Land": the land located in the City of Branson, Taney County, Missouri, as generally outlined on Exhibit A, attached hereto and incorporated herein by reference. The boundaries of the Land will include the footprint of the Restaurant Building, the landscaped areas immediately adjacent thereto and the area surrounding the existing dumpsters serving the Restaurant Building. However, for purposes of the Option described in Article 15, below, the boundaries of the Land will be the platted boundaries thereof as approved by the City of Branson pursuant to the Option procedures described in such Article.

         1.7. "Laws": all laws, regulations, rules, ordinances and orders of any governmental authority, including by way of illustration and not limitation statutes, zoning ordinances, building codes, common law and rulings, decisions and interpretations of all judicial, quasi-judicial and administrative bodies.

         1.8. "Lease Year": The first Lease Year will be the period beginning on the Commencement Date and ending December 31, 2005. Each subsequent Lease Year will be a period of twelve successive calendar months beginning on January 1 and ending on December 31.

         1.9. "Minimum Rent": the Minimum Rent for the Premises as set forth in Paragraph 2.6, below.

         1.10. "Percentage Rent": the percentage rent based on gross receipts from use of the Premises as set forth in Paragraph 2.3, below.

         1.11. "Premises": the Land, together with the Restaurant Building and any easements and other appurtenances thereto. The Premises are commonly known as and have a street address of 3225 W. Highway 76, Branson, Missouri.

         1.12. "Restaurant Building": the 8,000 +1- square foot restaurant building constructed on the Land.

         1.13. "Term": the initial term of ten (10) Lease Years, beginning on the Commencement Date and continuing until December 31, 2014, provided, however, that the Term shall in addition include any number of Lease Years for which this Lease is validly extended under an applicable Extension Option.

                                    Article 2
                             LEASE, EXTENSIONS, RENT

         2.1. Lease. Landlord leases the Premises to Tenant and Tenant accepts and leases the same from Landlord, at the rental and on the terms and conditions of this Lease, for the Term.

         2.2. Options to Extend. Tenant is hereby granted two (2) successive options to extend the Term for additional periods of five (5) Lease Years each (each, an "Extension Term"), provided Tenant gives Landlord written notice of Tenant's election to exercise such option at least ninety (90) days prior to the end of the then expiring Term, and, provided Tenant is not then in default under this Lease. All of the terms and conditions of this Lease in effect as of the exercise of an option to extend shall apply to the Extension Term.

         2.3. Percentage Rent. Tenant covenants and agrees to pay to Landlord as Percentage Rent for the Premises, for each Lease Year, a sum equal to seven and one-half percent (7.5%) of the first $2,000,000 of Tenant's Gross Receipts and five percent (5%) of Tenant's Gross Receipts in excess of $2,000,000 for such Lease Year.

         2.4. "Gross Receipts" Defined. The term "Gross Receipts" means: (i) the entire amount of the price charged, whether wholly or partially in cash or on credit, or otherwise, without reserve or deduction for uncollected amounts, for all food, beverages, goods, wares, and merchandise sold, leased, licensed or delivered, in, at, upon or from any part of or through the use of the Premises or any part thereof by Tenant and any other person, firm or corporation; (ii) receipts from all orders secured or received in the Premises by telephone, mail, or otherwise which Tenant, in the normal and customary course of its operations, would credit or attribute to its business in the Premises; (iii) deposits received and not refunded to the purchaser in connection with any transaction; and (iv) all gross income of Tenant and any other person, firm or corporation from any operations in, at, upon or from the Premises which are neither included in nor excluded from Gross Receipts by other provisions of this Lease, but without any duplication.

         (a) Gross Receipts shall not include, or if included, there shall be deducted (but only to the extent they have been included), as the case may be, (I) the net amount of cash or credit refunds made upon Gross Receipts, where the merchandise sold or some part of it is returned by the purchaser to and accepted by Tenant (but not exceeding in any instance the selling price of the item in question); (ii) the amount of any sales tax, use tax or retail excise tax which is imposed by any duly constituted governmental authority directly on sales and which is both added to the selling price (or absorbed therein) and is paid to the taxing authority by Tenant (but not any vendor of Tenant); (iii) returns of merchandise to shippers, suppliers or manufacturers; (iv) the sale of any trade fixtures which Tenant is permitted to remove pursuant to other provisions of this Lease; and (v) any tips or gratuities paid by Tenant's customers to or for the benefit of Restaurant staff. No franchise or capital stock tax, and no income or similar tax based upon income or profits as such, and no personal property tax, shall be deducted from Gross Receipts.

         (b) If Tenant's Gross Receipts (as herein defined) are required to be reported on any governmental tax or other return, and Gross Receipts as so reported on any return or as determined by audit thereof shall exceed Gross Receipts as reported to Landlord hereunder, then the Gross Receipts shall, for the purpose of this Lease, be deemed to be the highest amount so reported or so determined by audit.

         2.5. Payment of Percentage Rent. Percentage Rent shall be determined and paid monthly during the Term. An installment of Percentage Rent, based on the Gross Receipts for the previous calendar month, shall be due and payable on or before the fifth (5th) business day of the following calendar month during the Term.

         2.6. Minimum Rent. On or before the tenth (10th) business day following the end of any Lease Year, Tenant will pay to Landlord the amount, if any, by which the Minimum Rent for such Lease Year exceeds the Percentage Rent paid for the same Lease Year. The Minimum Rent for the first two calendar months of the Term will be Zero Dollars ($0.00). For the remainder of the first Lease Year, the Minimum Rent will accrue to the end of such Lease Year at the rate of Seven Thousand Five Hundred Dollars ($7,500.00) per month. After the first Lease Year, the Minimum Rent will be annualized at the amount of Ninety Thousand Dollars ($90,000.00) per Lease Year, adjusted as follows:

         (a) As used herein, the term "Index" means the Consumer Price Index, U.S. City Average for All Items for All Urban Consumers (1984 = 100), published by the Bureau of Labor Statistics of the United States Department of Labor. If the Index shall be discontinued with no successor or comparable successor index, the parties shall attempt to agree on a substitute formula, but if the parties are unable to agree on a substitute formula, then the matter shall be submitted to arbitration in accordance with the rules of the American Arbitration Association then prevailing.

         (b) "Adjustment Date" means the first day of each Lease Year after the first Lease Year.

         (c) "Base Index" means the Index in effect on the Commencement Date.

         (d) On each Adjustment Date, an inflation-adjusted minimum will be calculated by multiplying Ninety Thousand Dollars ($90,000.00) by a fraction, the numerator of which shall be the Index in effect on the Adjustment Date, and the denominator of which shall be the Base Index. If the inflation-adjusted minimum so determined is greater than the Minimum Rent then in effect, the Minimum Rent shall be increased to equal such inflation-adjusted rent, and if the inflation-adjusted minimum is less than or equal to the Minimum Rent then in effect, there will be no adjustment to the Minimum Rent. The Minimum Rent so determined shall remain in effect until the next Adjustment Date.

         2.7. Terms of Payment. All payments of Percentage Rent, Minimum Rent and Additional Rent shall be paid in good funds, in lawful money of the United States of America, and shall be delivered to Landlord on or before the due date at the Landlord's address as set forth in the notice section of this Lease (or at such other place as Landlord may from time to time designate by notice in writing). All such amounts shall be timely paid without notice or demand and without abatement, set-off, counterclaim, deferment, diminution or reduction. If Tenant fails to pay any amount when due, such amount shall bear interest at the Default Rate until paid in full. In addition, at Landlord's option and upon demand, Tenant shall pay to Landlord a late charge equal to three percent (3%) of the total amount delinquent, which amount Landlord and Tenant agree approximates Landlord's additional expenses which will be incurred by Landlord in handling such a delinquency.

         2.8. Tenant's Records. Tenant agrees to prepare true and complete records and accounts of all Gross Receipts for each month of each Lease Year in accordance with generally accepted accounting principles consistently followed. Such records and accounts shall include all daily sales reports, cash register tapes, bank statements or duplicate deposit slips, and such other sales records as an independent certified public accountant would need to examine in order to certify Tenant's statements of Gross Receipts pursuant to generally accepted auditing standards. Such records and accounts for any Lease Year shall be maintained at the Premises or at Tenant's main or accounting office for a period of twenty- four months after the end of each Lease Year. Landlord and its representatives shall have the right, at reasonable intervals, upon ten days' prior written notice, to examine such records and accounts. Tenant shall also retain copies of all its sales and use tax returns covering its operations in the Premises, and any other governmental tax or other return which shows Tenant's sales therein (other than a return which shows the combined sales from the Premises and other premises), and shall upon demand deliver a true photographic copy thereof to Landlord.

         2.9. Reports by Tenant.

         (a) Tenant agrees to deliver to Landlord within seven days after the end of each calendar month during the Term a written statement signed by a fiscal officer of Tenant or by the manager of Tenant's business in the Premises, showing in reasonably accurate detail the Gross Receipts for the preceding calendar month (including in its first report the amount of Gross Receipts for the fractional month, if any, preceding the commencement of the first Lease Year), together with payment of Percentage Rent. Landlord may provide and require a form of such statement for Tenant's use.

         (b) Tenant agrees to deliver to Landlord within sixty (60) days after the end of each Lease Year (and the Term) a written statement showing in reasonably accurate detail the amount of Gross Receipts during the preceding Lease Year and itemizing all deductions and exclusions therefrom, which written statement shall be duly certified by an officer of Tenant. Landlord may provide and require a form of such statement for Tenant's use. If such statement shows that Tenant has under paid Percentage Rent and/or Minimum Rent for the prior Lease Year, Tenant will pay to Landlord, at the time such statement is delivered, the amount of such underpayment. If such statement shows that tenant has over paid Percentage Rent and/or Minimum Rent for the prior Lease Year, Landlord will pay to Tenant, within ten (10) business days after receipt of the statement, the amount of such overpayment.

         (c) All such statements shall be delivered to the place where rent is then payable, or at such other place or places as Landlord may from time to time direct by written notice to Tenant.

         (d) If Tenant fails to deliver to Landlord any statement or report required herein, then Tenant, in recognition of the difficulty or impossibility of determining Landlord's damages and not as a penalty and in addition to the rent and other charges payable under this Lease, shall pay a charge of Twenty Dollars ($20.00) for each day beyond the last date on which the statement or report was due to be delivered to Landlord, which separate charge of $20.00 per day shall continue to be due and payable for each day which occurs until the statement or report is delivered to Landlord. Regardless of the foregoing, nothing herein contained shall be deemed to limit any other remedy available to Landlord or in any way prevent Landlord from declaring Tenant in default under this Lease for failure to have delivered any such statement or report to Landlord within the time limits set forth above.

         2.10. Right to Examine Books and Audit. The acceptance by Landlord of Percentage Rent shall be without prejudice to Landlord's right to examine Tenant's books and records of its Gross Receipts. Landlord may at any time, upon ten days prior written notice to Tenant, cause an audit to be made by Landlord's accountants of Tenant's books and records relating to its Gross Receipts for any period covered by any statement issued by Tenant, provided that such audit must be requested by Landlord prior to two (2) years after the end of such period. Such books and records shall be made available for examination by Landlord's accountants at the Premises. If the audit discloses that Tenant has understated Gross Receipts by any amount, then the additional Percentage Rent shall be paid immediately, by Tenant, together with interest thereon at the Default Rate. If the audit discloses that Tenant has understated Gross Receipts by more than two percent (2%) for such period, Tenant shall, upon demand, pay to Landlord the cost of such audit. If Landlord's accountants, after examining such records and accounts as Tenant makes available to them, are unable to verify the Gross Receipts for such period by reason of Tenant's failure to prepare, keep or make available the same in the manner required, then Tenant shall, upon demand, and without impairing Landlord's other remedies, pay the cost of such audit. No information obtained by Landlord as a result of such audit, and no information contained in any report made by Tenant, shall be made public by Landlord except in connection with the enforcement of Landlord's rights under this Lease. The foregoing shall not be construed, however, to prohibit Landlord from disclosing such information to any taxing or other governmental entity with authority to inquire therein, to the holder or prospective holder of any mortgage or deed of trust affecting the Premises, to any bona fide prospective purchaser of the Premises or to underwriters, brokers, investment bankers or potential or current lenders.

         2.11. Hotel Advertising in IMAX Complex. As additional consideration for this Lease, Tenant hereby agrees, for itself and its parent corporation, ITEC ATTRACTIONS, INC., a Nevada corporation ("ITEC"), that Landlord and Landlord's affiliated companies will have the exclusive right to advertise their Branson-area hotels in the IMAX Theater complex (the "IMAX Complex") owned and operated by ITEC, located at 3562 Shepherd of the Hills Expressway, Branson, Missouri. During the Term, ITEC will permit Landlord and Landlord's affiliated companies to maintain advertising for their hotels in the IMAX Complex in the following general ways:

   (a) Inside Front Door- signage and display. Monthly value = $125.00.
   (b) Brochures at the IMAX ticket booth. Monthly value = $50.00.
   (c) Brochures and maps at the IMAX concession stand. Monthly value $33.30.
   (d) Poster display where people wait for IMAX films. Monthly value = $83.30.
   (e) Inside Backdoor wall signage. Monthly value = $33.30.
   (f) Advertising on IMAX big screen before movies. Monthly value = $258.30.
   (g) Advertising on Elite Cinema screens before movies. Monthly value
       = $200.00.
   (h) Advertising at tables of Restaurant. (currently Mcfarlains). Monthly value = $50.00.
   (i) Any other opportunity that is mutually agreed upon.

         All costs of producing and/or printing such advertising will be at Landlord's cost and expense, and the form of all advertising must be submitted to and approved by ITEC prior to being placed in the IMAX Complex. ITEC will not unreasonably withhold approval of advertising.

         Neither Tenant, ITEC nor any other owner of the IMAX Complex will place or permit any advertising to be placed in the IMAX Complex for any Branson-area hotels other than those owned and operated by Landlord and Landlord's affiliated companies.

         If the owner of the IMAX Complex violates this covenant or fails to permit Landlord to advertise as provided in this Section, Tenant will pay to Landlord a monthly Compensation Fee, due concurrently with payments of Percentage Rent, for each month during the Term that advertising an item in this section as defined above in the IMAX complex is not permitted. The Compensation

Fee will be an amount per month equal to the monthly value as defined in this section for each disallowed item times a fraction, the numerator of which will be the Index in effect as of January 1 of the then-current Lease Year and the denominator of which will be the Base Index.

                                    Article 3
                            USE, COMPLIANCE WITH LAW

         3.1. Use of Premises By Tenant. Tenant will use the Premises solely for the purpose of operating a Montana Mike's restaurant, or any comparable restaurant format approved by Landlord. Tenant will not perform any acts or carry on any practices which may injure the Premises or be a nuisance or menace.

         3.2. Covenant of Continuous Operation. Tenant will keep such business open on the Premises on every day on which the Hotel is open for business, serving three meals a day and maintaining regular business hours during the Term consistent with similar restaurants in Branson, Missouri, subject to temporary closures for alteration or repair as otherwise permitted hereunder. Notwithstanding the foregoing, Tenant will be released from the further obligation of maintaining daily breakfast service, if, as of the end of any full calendar year during the Term beginning with 2006, Tenant's Gross Receipts attributable to serving breakfast at the Restaurant average less than $800 per day for the three (3) busiest consecutive calendar months (for breakfast) during such year.

         3.3. Exclusive Ticket Sales and Hotel Advertising. During the Term, Tenant will not advertise, promote or maintain promotional materials on the Premises for any Branson-area hotels other than those owned by Landlord and its affiliated companies. During the Term, Tenant will not give away or sell on the Premises tickets to shows or other Branson-area attractions, nor will Tenant allow any person or agent other than Landlord or one of its affiliated companies to engage in such ticket sales or giveaways on the Premises.

         3.4. Take-Out Service Provided to Hotel Customers. During the Term, Tenant will offer and provide take-out service to guests of the Hotel. The prices and menu items offered by Tenant will be determined by Tenant, but will be commensurate with take-out service offered by restaurants to hotels located in Branson, Missouri. Tenant will permit the guests of the Hotel to charge all food to their Hotel bill. The owner of the Hotel will remit to Tenant, within five (5) business days after the end of each calendar month, all monies collected from Hotel guests for take-out service items provided by Tenant, subject to withholding by Landlord of a reasonable credit card charge, currently 3% of purchases. An extension from the Hotel telephone system will be provided to the Restaurant Building.

         3.5. Advertising for Restaurant in Hotel. During the Term, the owner of the Hotel will permit Tenant to display advertising for Tenant's restaurant in the rooms, elevator, breakfast area and at the front desk of the Hotel. Landlord will also permit Tenant to advertise Tenant's restaurant by placement of advertising materials in the breakfast areas and front desks of other Branson-area hotels owned and operated by Landlord and Landlord's affiliated companies. Landlord will also make the best effort to include the Restaurant in in-room advertising of all other Branson-area hotels owned and operated by Landlord and Landlord's affiliated companies. All advertising material placed under this provision in the Hotel and in other hotels owned by Landlord must be approved in advance by Landlord and produced at Tenant's sole cost and expense.

         3.6. Tenant's Compliance with Law. Tenant will, at Tenant's expense, comply with any and all Laws pertaining to the use and occupancy of the Premises. In the furtherance of, and not in limitation of, Tenant's obligations under the foregoing sentence throughout the Term, Tenant will do or cause to be done all things necessary to preserve and keep in full force and effect permits required for the conduct of its business and operations from the Commencement Date until the end of the Term. In addition, Tenant will comply with the terms of all easements, covenants and conditions affecting the use and occupancy of the Premises, including any reciprocal parking and driveway agreements relating to adjacent parking.

         3.7. Prohibition against Certain Uses. Without limiting any of the foregoing, Tenant covenants that it will not conduct or permit on the Premises any lotto, video poker, keno, or any other gambling or game of chance.

                                   Article 4
                      REPAIRS, MAINTENANCE AND ALTERATIONS

         4.1. Initial Condition of Premises. Tenant represents and warrants to and covenants and agrees with Landlord that Tenant has thoroughly, completely and carefully inspected the Premises, and Tenant is fully familiar with the physical condition and all other aspects of the same. Except as specifically set forth in this Lease, Landlord has made no representations or agreements as to the condition of the Premises or their fitness or availability for any particular use, and Tenant is accepting the Premises in their "AS IS" condition.

         4.2. Condition of Mechanical Systems. Not-withstanding the foregoing, Landlord represents that, as of the Commencement Date, the major components of HVAC, plumbing, electrical and other mechanical systems of the Restaurant Building are in reasonably good working condition.

         4.3. Condition at Surrender. Tenant will surrender the Premises at the end of the Term in as good condition and repair as they are in on the Commencement Date, ordinary wear and tear only excepted.

         4.4. Tenant's Maintenance Obligations. Throughout the Term Tenant shall, at its sole expense, maintain the Premises in good condition and state of repair (including but not limited to the heating, air-conditioning, plumbing, electrical, sewer, water, roof, walls and ceilings and the walkways, trash dumpster area and landscaped areas of the Premises) as well as the area in and around the gas supply container and shall make all repairs, replacements and renewals necessary to put or maintain the Premises in such state of repair and condition. In addition, Tenant shall keep the Premises in a safe and sanitary condition, free from nuisance, ice, snow and as required by all applicable Laws. Without limiting the foregoing, Tenant shall be responsible for, and shall pay the costs of all snow removal from the Premises and shall keep and maintain all landscaping on the Premises in good, well kept and neatly trimmed condition. If Tenant refuses or neglects to repair or maintain property as required hereunder as soon as reasonably possible after written demand, and to the reasonable satisfaction of Landlord, Landlord may make such repairs or maintenance without liability to Tenant for any loss or damage that may accrue to Tenant's merchandise, fixtures or other property or to Tenant's business by reason thereof, and upon completion thereof, Tenant shall pay Landlord's costs for making such repairs or maintenance upon presentation of a bill therefor.

         4.5. Sewer Line. Tenant will be responsible for maintenance, repair and replacement, if necessary, of the sewer line serving the Restaurant Building to the junction of such sewer line with the sewer line serving the Hotel, except that Landlord represents and warrants that such sewer line is in reasonably good condition and repair as of the Commencement Date. Tenant and the owner of the Hotel will share proportionately the cost of maintenance, repair and replacement of the common sewer line from such junction to the connection of such common sewer line with the public main.

         4.6. Termite Contract. Tenant shall continue in force throughout the Term the existing termite and pest control contract for treatment of the Restaurant Building, or a replacement contract with a licensed pest control company acceptable to Landlord. Tenant will pay all the costs of treatments provided under such contract during the Term.

         4.7. Additions and Alterations. Tenant shall not make or cause to be made any material alterations, additions or improvements to the Premises or structural changes without first obtaining Landlord's written approval and consent, which approval will not be unreasonably withheld or delayed. Any request for approval of material alterations, additions or improvements must include reasonably detailed plans and specifications (including architectural drawings where appropriate). Any material alterations, additions or improvements approved by Landlord must be made at Tenant's sole cost and expense, must be completed in good and workmanlike fashion, must comply with all Laws. The parties agree and acknowledge that Tenant intends to perform significant cosmetic alterations in the first two months of the Term in order to make the Restaurant Building suitable for use as a "Montana Mike's" restaurant. As part of Tenant's renovation and prior to opening for business, Tenant will substantially change the exterior color of the Restaurant Building, with the new color to be approved by Landlord in advance. Without waiving its rights to approve any and all plans for alterations, Landlord agrees to employ good faith efforts to respond to any request for approval of such initial renovation plans in a timely manner.

         4.8. Alterations Part of Realty. Any improvements, alterations, additions or fixtures incorporated into the Restaurant Building shall become a part of the realty, shall belong to Landlord, and shall remain on and be surrendered with the Premises at the termination of this Lease. No improvements, alterations or additions to the Premises shall be removed without Landlord's prior written consent. Tenant shall repair all damage caused by any removal.

         4.9. Fixtures. Tenant may install in and affix to the Premises such trade fixtures and equipment as Tenant deems desirable for the operation of Tenant's business All such trade fixtures and equipment shall remain the property of Tenant. Tenant shall have the right to remove all of its trade fixtures and equipment within ten days following the expiration or earlier termination of the Lease and shall repair any damage to the Premises caused by such removal. In the event that Tenant fails to remove any trade fixtures or equipment within such ten day period, such trade fixtures and equipment shall become the property of Landlord without reimbursement to Tenant

         4.10. Alterations Required by Law. If during the Term any additions, alterations, or improvements in or to the Premises, as distinguished from repairs, are required by any governmental authority or any Laws, they shall be promptly made and paid for by Tenant but only after the plans and specifications for such work shall have been approved in writing by Landlord, which approval shall not be unreasonably withheld or delayed. In any event, Tenant shall give Landlord written notice and copies of any directive, order, notice or the like, issued by any governmental authority in respect of the Premises or Tenant's use thereof within ten (10) days of Tenant's receipt thereof This Section shall not affect Tenant's obligations otherwise in this Lease to maintain the Premises, keep the same in good repair and otherwise comply with all Laws.

         4.11. Statutory Liens. Tenant shall promptly pay for all labor done or materials furnished in respect of any work, repair, maintenance, improvement, alteration or addition done by Tenant in connection with the Premises,and shall keep and hold the Premises and Landlord free, clear and harmless of and from all liens that could arise by reason of any such work. If any such lien shall at any time be filed against the Premises during the Term or as a result of work performed during the Term, Tenant shall either cause the same to be discharged of record within thirty (30) days after the lien is filed or, if Tenant in good faith determines that such lien should be contested, Tenant shall furnish such security as in Landlord's opinion may be necessary or required to prevent any foreclosure proceedings against the Premises during the pendency of such contest, and/or to satisfy any judgment in respect of any such lien, together with the costs and expenses, including reasonable attorneys' fees and judgment interest, in connection therewith. If Tenant shall fail to discharge such lien within such period or fail to furnish such security, then, in addition to any other right or remedy, Landlord may but shall not be obligated to discharge the same, either by paying the amount claimed to be due or by procuring the discharge of such lien by deposit in court or by giving security or in such other manner as is or may be prescribed by law or acceptable to such lien claimant. Tenant shall repay to Landlord on demand all sums disbursed or deposited by Landlord pursuant to the foregoing provisions hereof, including Landlord's costs, expenses and reasonable attorneys' fees incurred by Landlord in connection therewith. Nothing contained herein shall imply any consent or agreement on the part of Landlord to subject Landlord's interest in the Premises to liability under any mechanic's, materialmen's or other statutory lien law.

         4.12. Signs. Tenant shall have the right to place, construct, and maintain (a) exterior signs on the Restaurant Building; (b) a pylon sign at the west sign location indicated on Exhibit B (the "West Sign"), provided no part of such sign shall exceed nineteen feet in height above grade level; and (c) a double sided display sign approximately 9' x 4'9" located on the center sign (the "Center Sign") at the location indicated on Exhibit B. All such signs shall be installed at Tenant's sole cost and expense, except that, upon initial completion of such signs, Landlord shall reimburse Tenant's actual cost (supported by invoices and evidence of payment), up to a maximum, aggregate reimbursement of $5,580.00. The intent of the 19' height restriction on the West Sign is to provide adequate visibility for the Center Sign. If the configuration of the Center Sign is changed such that a taller West Sign will not interfere with visibility of the Center Sign, the parties agree to negotiate a reasonable increase in the allowable height of the West Sign. The right to install and maintain any and all of such signs is subject to all applicable Laws and to Landlord's prior written consent (which consent shall include approval of the location, style, method of installation and materials used in the sign).Landlord acknowledges the Tenant may place one reasonably acceptable sign at the front of the Restaurant Building and another above the main door. Tenant shall not have the right to place, construct, or maintain any other sign, advertisement, awning, banner, or other exterior decoration without Landlord's consent. Any sign that Tenant has the right to place, construct, and maintain shall comply with all Laws, and Tenant shall obtain any approval required by such Laws. Landlord makes no representation with respect to Tenant's ability to obtain such approval. Tenant will pay the entire cost of illuminating the West Sign, and a proportionate share of the cost of illuminating the Center Sign. On expiration of the Term or earlier termination of this Lease, Tenant will be permitted to remove Tenant's sign boards. Pylons, posts and other structural components of the West Sign shall remain on the site as property of the Landlord and Tenant will be entitled to an offset against Tenant's obligations in an amount equal to the depreciated cost of such structural components.

                                    Article 5
                              PARKING AND DRIVEWAYS

         5.1. Rights to Use. During the Term, Tenant and Tenant's customers, invitees, employees, servants, licensees, contractors and agents shall have the non-exclusive right to use the driveways, walkways and parking areas (collectively, the "Parking Areas") located on property owned by Landlord adjacent to the Premises, for ingress, egress and reasonable and ordinary parking purposes. Landlord and Landlord's customers, invitees, employees, servants, licensees, contractors and agents shall also have the non-exclusive right to use the Parking Areas for ingress, egress and reasonable and ordinary parking purposes. Tenant shall install and maintain a sign on the Premises informing patrons of the Restaurant that additional parking is available on the north side of the Restaurant Building.

         5.2. Maintenance. Tenant will be responsible for the operation and care of the portion of the Parking Areas shown as "Parking Area A" on Exhibit B, and shall keep such area in a good, safe and sightly condition, free of trash and debris. Landlord will be responsible for the operation and care of all other parking areas, and shall keep such area in a good, safe and sightly condition, free of trash and debris. All decisions as to when major work on the entire

Parking Areas (such as striping or resealing) shall be done and the selection of the contractor or contractors will be made by Landlord. In the event Landlord determines such repair or maintenance work should be done to the entire Parking Areas, the cost of such work on the Parking Area A will be paid 75% by Tenant and 25% by Landlord, and the cost of such work on all other Parking Areas will be paid 100% by Landlord.

         5.3. Snow Removal. During any periods when the Hotel is open for business for the season, snow removal services for the entire Parking Areas will be contracted by Landlord and Tenant, and the cost of snow removal from the Parking Area A will be paid 75% by Tenant and 25% by the Landlord, and the cost of snow removal from the balance of the Parking Areas will be paid 100% by the Landlord. During any periods when the Hotel is closed for the season, Tenant will be responsible for, contract for and pay all costs of snow removal from that portion of the Parking Areas needed for operation of Tenant's restaurant.

         5.4. Parking Lot Lighting. Throughout the Term, Tenant will maintain, repair and replace if necessary, the exterior lights on the roof of the Restaurant Building which illuminate the Parking Areas, and will keep the Parking Areas illuminated continuously during the night until midnight or after all restaurant customers have left the parking lot area, whichever is later.. Landlord will pay to Tenant the sum of $125.00 per year (prorated for the first Lease Year) as a contribution toward the cost of illuminating the Parking Areas.

                                    Article 6
                               UTILITIES AND TAXES

         6.1. Utilities. Tenant shall contract for and shall pay, before delinquency, all charges and deposits for gas, electricity, water, sewer, telephone and any other utilities or services used by it or furnished to the Premises. Landlord will allow Tenant to maintain a gas supply container on Landlord's property in the location occupied on the date of execution of this agreement.

         6.2. Taxes and Assessments. Landlord will be responsible for all real property taxes and assessments on the Premises during the Term. Tenant will be responsible for and timely pay or cause to be paid when due all personal property, sales, use and income taxes on or arising out of Tenant's possession or use of the Premises.

                                    Article 7
                                    INSURANCE

         7.1. Tenant's Insurance. Tenant shall obtain and pay all premiums and other costs for the types of insurance coverages described below. All insurance shall be effected by valid and enforceable policies issued by insurers licensed in the State of Missouri and reasonably acceptable to Landlord. Tenant shall keep Landlord constantly furnished with certificates evidencing all such insurance coverages and shall provide Landlord copies of such policy(ies) upon its written request. Tenant shall carry the following insurance:

         (a) Property Insurance. Insurance which covers the Premises, restaurant dumpster areas and gas container areas against fire, wind and storm damage and such other risks as may be included in the standard broad form and extended coverage insurance as may be from time to time available in amounts sufficient to prevent Landlord or Tenant from becoming a co-insurer within the terms of the applicable policies, and in any event in an amount not less than ninety per cent (90%) of the then full replacement value of the Premises. Any insurance policy giving such coverage may provide for a reasonable deductible amount, but in the event of any insured casualty loss to the Premises, Tenant will pay the amount of the applicable deductible to Landlord.

         (b) Insurance on Contents. Broad form extended coverage insurance on all property owned by or under the control of Tenant in the Premises in an amount not less than the full replacement value of such property.

         (c) Liability Insurance. Comprehensive general liability insurance protecting and indemnifying Landlord and Tenant against claims and liabilities for injury or damage to persons or property or for the loss of life or property occurring upon, in or about the Premises or any portion of the Parking Areas, dumpster areas and gas container areas which Tenant has a responsibility to maintain caused by or resulting from any act or omission of Tenant, its employees, agents, contractors, customers, guests, licenses or invitees, such insurance to afford minimum protection in the amounts of $1,000,000 per occurrence and $2,000,000 in the aggregate, with an additional umbrella liability policy of at least $2,000,000.

         (d) Worker's Compensation. Worker's compensation or similar insurance with limits of liability of not less than the minimum amount provided by law.

         7.2. Notice of Cancellation. All insurance policies required to be maintained by Tenant shall contain a provision that such policies shall not be cancelled or terminated without thirty (30) days prior notice from the insurance company to Landlord. Tenant agrees that on or before ten (10) days prior to expiration of any insurance policy, Tenant will deliver to Landlord written notification in the form of a receipt or other similar document from the applicable insurance company that said policy or policies have been renewed, or deliver certificates of coverage from another good and solvent insurance company approved by Landlord for such coverage.

         73. Persons Named as Insureds. All policies of insurance shall include a long form noncontributory clause (otherwise known as a "New York" or "Union" clause) naming Landlord as an additional insured as well as the Carroll Lee Myer trust and the Janice Carol Myer trust and Best Western International, as their interests may appear. Any or all of such policies may also name Tenant's Franchisor (hereinafter defined) as an additional insured. If Landlord requests, the mortgagee(s) or holder(s) of any deeds of trust affecting the Premises shall also be named as additional insureds by means of clauses meeting their requirements.

         7.4. Waiver of Subrogation. Landlord and Tenant hereby release each other from all liability for damage due to any act or neglect of the other (except as hereinafter provided) occasioned to property owned by the parties which is or might be incident to or the result of any casualty which would be covered by any insurance policy which either of the parties hereunder is required to carry under the terms of this Lease (whether or not such party is actually maintaining such insurance coverage). However, these releases shall not apply to any loss or damage occasioned by the willful act of either of the parties, and the parties agree that any insurance they obtain on their respective properties shall contain an appropriate provision whereby the insurance company, or companies, consents to the mutual release of liability contained in this Section and waives all right of recovery by way of subrogation against Landlord or Tenant in connection with any loss or damage covered by any such policies. Neither party shall be liable to the other for any loss or damage caused by fire or any of the risks enumerated in its policies, provided such a waiver was obtainable at the time of such loss or damage. The parties specifically recognize and acknowledge that the waivers contained herein are and shall be effective even though such claims may arise as a result of the negligence of the party being released hereunder, or such party's agents, officers or employees.

         7.5. Lenders. If the Premises are subject to any mortgage(s) or deed(s) of trust, Tenant shall upon demand of Landlord have the holder(s)thereof named as an additional insured(s) by means of a long form noncontributory clause. Such lender(s) shall also have the right of prior approval over any insurance policies,and Tenant agrees to make any changes in the same or to procure any additional insurance which the lender(s) may request provided the Landlord shall use best efforts to have Tenant's existing coverage approved by the Lender. Losses covered by insurance shall be payable in accordance with any mortgage(s) or deed(s) of trust.

                                    Article 8
                       ALLOCATION OF LIABILITY, INDEMNITY

         8.1. Exculpation of Landlord. Tenant shall have no claim against Landlord for, and Landlord has no liability to Tenant for, any accidents or occurrences which arise on or respecting the Premises, unless Landlord has intentionally or negligently caused the harm. Landlord shall not be liable to Tenant for any loss or damage to Tenant, or to any property of Tenant located in or about the Premises, regardless of the cause of the loss or damage unless Landlord has intentionally or negligently caused the harm.

         8.2. Indemnification of Landlord by Tenant. Tenant shall indemnify, defend and save Landlord harmless from and against any and all claims, demands, causes of action, liabilities and costs for, or in connection with, any accident, injury (including death), loss or damage whatsoever caused to any person or property arising, directly or indirectly out of the use of the Premises during the lease Term or occurring in, on or about the Premises, the dumpster area and the area around the gas supply container during the lease Term from any cause other than Landlord's negligence or intentional act, and from and against any and all costs, expenses and liabilities incurred in connection with any such claim, demand, cause of action or proceeding brought thereon. If any case, action or proceeding be brought against Landlord by reason of any such claim, Tenant shall, upon written notice from Landlord, defend the same, at Tenant's sole cost and expense, by counsel reasonably satisfactory to Landlord. Tenant, as a material part of the consideration to Landlord, hereby assumes all risk of damage to property or injury to persons, in, upon or about the Premises from any cause other than Landlord's negligence or intentional act, and Tenant hereby waives all claims in respect thereof against Landlord. This indemnity shall apply only to the extent that there is insufficient insurance coverage for Landlord, whether through an insurance policy purchased by Landlord, Tenant, or otherwise, the intent of this provision being to create contractual indemnity by Tenant to Landlord only for loss, damage, and costs occasioned by Landlord in excess of the defense provisions and liability limits of all such policies of insurance.

                                    Article 9
                               DAMAGE BY CASUALTY

         9.1. Effect of Damage. In the event of any damage to or destruction of the Premises, Tenant will promptly give written notice thereof to Landlord generally describing the nature and extent of such damage or destruction. If the extent of such damage is not sufficient to deprive Tenant of more than twenty-five percent (25%) of the floor space of the Premises, and if the additional insureds named on the applicable casualty insurance (if any) consent to sue of the proceeds for rebuilding, Tenant shall, at its expense, whether or not the insurance proceeds (if any) shall be sufficient for the purpose, promptly commence and complete with due diligence and in good faith the restoration, repair, replacement or rebuilding of the Premises to as nearly as possible their value, condition and repair immediately prior to such damage or destruction, with such alterations or additions, if any, as Tenant may elect to make pursuant and subject to the conditions of this Article 9 or as may be required by applicable Laws (such restoration, replacement, rebuilding, alterations and additions, together with any temporary repairs and property protection pending completion of the work, being herein collectively referred to as the "Restoration"). If, however, the extent of such damage or destruction is sufficient to deprive Tenant of more than twenty-five percent (25%) of such floor space for its purposes and does not violate the terms of any applicable franchise agreement on floor space, Tenant shall notify Landlord in writing and the rights and obligations of the parties shall be governed by the following:

         (a) if such damage shall occur at a time when at least three Lease Years of the Term (exclusive of unexercised Extension Options) remain, Tenant shall proceed with the Restoration and this Lease shall continue in full force and effect.

         (b) If at the date of such damage or destruction less than three Lease Years of the Term (exclusive of unexercised Extension Options) remain, Tenant may either terminate this Lease by written notice to Landlord, or complete Restoration, in which case this Lease shall continue in full force and effect.

         (c) The rent payable hereunder shall abate during such period of Restoration, except that in no event shall the period of rent abatement exceed 90 days.

         9.2. Insurance Proceeds. All proceeds of insurance maintained by Tenant to cover damage or destruction to the Premises shall be applied as needed by Tenant to complete the Restoration, unless this Lease is terminated as a result of such damage or destruction. If the Lease is tenninated, Tenant shall assign all such insurance proceeds to Landlord.

                                   Article 10
                                  CONDEMNATION

         10.1. Total Taking. If the whole of the Premises is appropriated and taken for any public use by virtue of eminent domain or condemnation proceedings or conveyed to a public body in lieu of, during or upon threat or imminence of such proceedings (a "Total Taking"), then the Term shall terminate as of the date of the transfer of title. All rentals shall be paid up to that date.

         10.2. Partial Taking. If any part of the Premises is appropriated and taken for any public use by virtue of eminent domain or condemnation proceedings or conveyed to a public body in lieu of, during or upon threat or imminence of such proceedings (a "Partial Taking"), and in the event such Partial Taking shall be of more than 25% of the floor space of the Premises and renders the Premises unsuitable for the business of Tenant, then, at the option of Landlord or Tenant exercised in writing on or before such transfer of title, the Term shall terminate as of the date of transfer of title. In the event of a Partial Taking which is less than 25% of the floor space or not extensive enough to render the Premises unsuitable for the business of Tenant, then Landlord, to the extent possible, shall promptly restore the Premises to a condition comparable to its condition immediately prior to such taking (less the portion lost in the taking) and this Lease shall continue in full force and effect. Minimum Rent shall be adjusted to the extent of any reduction in the area of the Premises resulting from the Partial Taking.

         10.3. Compensation. In the event of any Total or Partial Taking, Tenant shall have no claim against Landlord for the value of the unexpired Term and Tenant shall not be entitled to any part of the award or recovery paid for such taking or any judgment for damages caused by such taking, whether the award or recovery is paid as compensation for diminution in value to the leasehold or to the fee of the Premises. Landlord shall receive the full amount of such award, and Tenant expressly waives any right or claim to any part thereof. However, Tenant shall have the right to claim and recover from the condemning authority, but not from Landlord, such compensation as may be separately awarded or recoverable by Tenant in Tenant's own right on account of any and all damage to Tenant's business by reason of the condemnation and for or on account of any cost or loss to which Tenant might be put in removing Tenant's merchandise, furniture, fixtures and equipment.

         10.4. Notice of Condemnation. Each party shall, promptly after it receives notice of the intention of any such authority to appropriate or take all or any portion of the Premises, give written notice thereof to the other party.

                                   Article 11
                             ASSIGNMENT AND SUBLEASE

         11.1. Assignment and Subletting. Tenant shall not assign, transfer or encumber this Lease or any part hereof, and shall not sublet, grant licenses or concessions, or allow any other occupant to come into the Premises with or under Tenant without the express prior written consent of Landlord. Without such prior written consent, Tenant shall not permit this Lease or the leasehold estate hereby created to become vested in or owned by any other person, firm or corporation or partnership, through any type of transfer or assignment, whether by merger, consolidation, dissolution, liquidation, transfer of stock, membership or partnership interests or otherwise. Any change in the ownership or power to vote a majority of Tenant's outstanding voting stock or membership or partnership interest in Tenant shall constitute an assignment. Acceptance of rent by Landlord from anyone other than Tenant shall not be construed as a waiver by Landlord of the actions prohibited by this Section, nor as a release of Tenant from any obligation or liability under this Lease, but the same shall be taken to be a payment on account by Tenant.

         11.2. Assignment Under Franchise Agreement. Notwithstanding the restrictions set forth in Paragraph 11.1, above, for so long as Tenant's franchise agreement with Stockade Franchising, LP ("Franchisor") remains in effect permitting operation of a Montana Mike's(R) restaurant in the Restaurant Building, (1) Tenant's rights, duties and obligations under this Lease may be assigned by Tenant to Franchisor with the prior approval of Landlord; (2) Landlord will make good faith efforts to give notice to Franchisor (at Franchisor's address of 2908 North Plum Street, Hutchinson, KS 67502 Attention:
Madison Jobe) of any default by Tenant under this Lease at the same time as such notice is given to Tenant, and Franchisor shall have the right, but not the obligation to cure any such default; (3) upon assuming Tenant's rights, duties and obligations under this Lease, Franchisor may, with Landlord's prior written consent, reassign or sublet the Premises to an affiliate or franchisee of Franchisor; and (4) upon written request from Franchisor, Landlord will give to Franchisor copies of any reports or financial statements submitted to Landlord by Tenant, and Tenant hereby irrevocably consents to the delivery of such reports and financial statements to Franchisor.

         11.3. Involuntary Assignment. No interest of Tenant in this Lease shall be assignable by operation of law (including, without limitation, the transfer of this Lease by testacy or intestacy). Each of the following acts shall be considered an involuntary assignment:

         (a) If Tenant is or becomes bankrupt or insolvent, makes an assignment for the benefit of creditors or institutes a proceeding under the Bankruptcy Code in which Tenant is the debtor; or, if Tenant is a partnership or consists of more than one person or entity, if any partner of the partnership or other person or entity is or becomes bankrupt or insolvent, or makes an assignment for the benefit of creditors;

         (b) If a writ of attachment or execution is levied on this Lease; or

         (c) If, in any proceeding or action to which Tenant is a party, a receiver is appointed with authority to take possession of the Premises.

         An involuntary assignment shall constitute a default by Tenant and Landlord shall have the right to elect to terminate this Lease, in which case this Lease shall not be treated as an asset of Tenant.

                                   Article 12
                              DEFAULT AND REMEDIES

         12.1. Default. The occurrence of any one or more of the following events shall constitute a default and breach of this Lease by Tenant.

         (a) The vacating or abandonment of the Premises by Tenant, or any failure of Tenant to keep the Premises open for business as required under Section 3.2.

         (b) The failure by Tenant to make any payment of Percentage Rent, Minimum Rent or Additional Rent, within thirty (30) days after due.

         (c) The failure by Tenant to observe or perform any of the covenants, conditions or provisions of this Lease to be observed or performed by Tenant, other than payment of Percentage Rent, Minimum Rent or Additional Rent, where such failure shall continue for a period of thirty (30) days after written notice thereof by Landlord to Tenant; provided, however, that if the nature of Tenant's default is such that more than thirty (30) days are reasonably required for its cure, then Tenant shall not be deemed to be in default if Tenant commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

         (d) The making by Tenant of any general assignment or general arrangement for the benefit of creditors; or the filing by or against Tenant of a petition to have Tenant adjudged a bankrupt or a petition for reorganization or arrangement under any law relating to bankruptcy unless, in the case of a petition filed against Tenant, the same is dismissed within sixty (60) days; or the appointment of a trustee or a receiver to take possession of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where possession is not restored to Tenant within thirty (30) days; or the attachment, execution or other judicial seizure of substantially all of Tenant's assets located at the Premises or of Tenant's interest in this Lease, where such seizure is not discharged in thirty (30) days.

         12.2. Landlord's Remedies. In the event of any such default or breach by Tenant, Landlord may at any time thereafter, with or without notice or demand and without limiting Landlord in the exercise of any other right or remedy which Landlord may have under this Lease by reason of such default or breach:

         (a) Using any and all lawful means, reenter the Premises, and terminate Tenant's right to possession of the Premises by terminating this Lease, in which event Tenant shall immediately surrender the Premises to Landlord. In such event Landlord shall be entitled to recover from Tenant all damages incurred by Landlord by reason of Tenant's default, including but not limited to, the cost of recovering possession of the Premises; including necessary repair of damage of the Premises, reasonable attorney's fees and costs.

         (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the Premises; in such event Landlord shall be entitled to enforce all other obligations of Tenant under this Lease, including the obligation of Tenant to pay Percentage Rent, Minimum Rent and Additional Rent as and when they become due hereunder.

         (c) Pursue any other remedy now or hereafter available to Landlord under the Laws or judicial decisions of the State of Missouri. Without limitation, Landlord may enforce its rights by an action for rent and possession, unlawful detainer, or other legal remedy. Regardless of the remedy sought, Tenant agrees that in the event Landlord is required to bring any action at law or in equity against Tenant to enforce any terms of this Lease, Tenant hereby agrees to pay Landlord's reasonable attorney's fees (including appellate fees) and costs, as they may be set by the court in which the original action was brought. Such fees shall be considered Additional Rent.

         12.3. Written Termination Required. No actions taken by Landlord after Tenant's default shall be construed as indicating a termination of this Lease. This Lease shall remain in full force and effect and shall not be terminated unless Landlord so elects in writing, provided, however, that Tenant may terminate this Lease upon sixty (60) days written notice to Landlord, in which event the Lease will be terminated, but Tenant will remain obligated to pay to
Landlord: (1) all Percentage Rent, Minimum Rent and Additional Rent accrued through the date of such termination; (ii) the liquidated damages provided for in Paragraph 12.9 below; and (iii) costs of collection of any of such amounts. Tenant's right to terminate this Lease upon such notice shall exist regardless whether there has been any default by either party under this Lease.

         12.4. Expenses. Landlord shall be entitled to recover from Tenant all of Landlord's expenses in exercising any of its rights under this Lease, including without limitation Landlord's attorney's fees and expenses.

         12.5. Remedies Cumulative. The rights and remedies of Landlord hereunder and any others provided by law shall be construed as cumulative and no one of them is exclusive of any other right or remedy. Such rights and remedies shall further be continuing rights, none of which shall be exhausted by being exercised on one or more occasions. Landlord shall be entitled to an injunction in proper cases to enforce any part or parts of this Lease or to prevent or stop any violation or default on the part of Tenant. Whenever in this Lease Landlord reserves or is given the right and power to give or withhold its consent to any action on the part of Tenant, such right and power shall not be exhausted by its exercise on one or more occasions,, but shall be a continuing right and power for the full Term.

         12.6. Landlord's Right to Cure Default. If Tenant shall be in default in the performance of any covenant on its part to be performed under this Lease, then, after notice and without waiver or releasing Tenant from the performance thereof, Landlord may, but shall not be obligated to, perform any such covenant and/or pay necessary and incidental costs and expenses in connection therewith. All sums so paid by Landlord, together with interest thereon at the Default Rate, shall, upon notice to Tenant of the amount thereof, be deemed Additional Rent and shall be payable to Landlord no later than the next Percentage Rent payment day.

         12.7. Abandonment. If Tenant shall abandon, vacate or surrender the Premises, or be dispossessed by process of law or otherwise, all fixtures, chattels, equipment and personal property belonging to Tenant and not removed from the Premises within ten (10) days after such surrender by Tenant shall, at the option of Landlord, be deemed abandoned by Tenant.

         12.8. Holding Over. If Tenant remains in possession of all or any portion of the Premises after expiration or earlier termination of the Term without the express written consent of the Landlord, such occupancy shall be deemed to be a month-to-month tenancy but terminable upon ten (10) days' written notice given by either party at any time. During such holdover occupancy, Tenant shall pay all Additional Rent and perform all obligations required of it by this Lease during the Term, except that Minimum Rent during such holdover occupancy shall be at a rate equal to twice the Minimum Rent theretofore in effect, payable in monthly installments in advance.

         12.9. Liquidated Damages and Guaranty. The parties agree and acknowledge that Landlord's damages would be difficult to determine in the event of early termination of this Lease. As a result, Landlord and Tenant agree that, if Landlord takes possession of the Premises or the Lease is terminated prior to the end of the Term as a result of Tenant's default or upon Tenant's exercise of its right to terminate under Section 12.3, Tenant will be obligated to pay all Rent and other charges accrued but unpaid as of the date of such possession or termination, plus liquidated damages ("Liquidated Damages") in an amount equal to the annual Minimum Rent for the then-current Lease Year. Upon payment of such accrued obligations and Liquidated Damages, Tenant shall have no further monetary obligation hereunder. As a condition and material inducement to Landlord's entering into this Lease, Tenant's parent company, ITEC Attractions, Inc., a Nevada corporation, will guaranty payment of the Liquidated Damages in the event of any early surrender of possession or termination of this Lease as a result of Tenant's default or upon Tenant's exercise of its right to terminate under Section 12.3.

                                   Article 13
                               LANDLORD FINANCING

13.1. Subordination. This Lease is subject and subordinate at all times to the lien of any mortgage or deed of trust which may now or hereafter encumber Landlord's interest in the Premises, and to all Extensions, modifications, amendments, consolidations, replacements, and extensions thereof. Tenant shall execute and deliver any instrument which may be reasonably required by Landlord in confirmation of such subordination promptly upon Landlord's request. Landlord shall, upon Tenant's written request and notice to it, exercise its best efforts to obtain the lienholder's written agreement that Tenant's rights shall remain in full force and effect during the Term so long as Tenant continues to recognize and perform all of its covenants and conditions. Further, at Landlord's sole option, this Lease may be assigned by Landlord to any mortgagee or cestui que trust as additional security for any loan to Landlord, and Tenant upon request shall acknowledge receipt of notice of each such assignment. Such assignment may be recorded, but Tenant shall, upon notice of such assignment comply with the terms thereof. Within twenty (20) days after Landlord's request therefor, Tenant shall execute a written instrument to Landlord or any other person, firm or corporation specified by Landlord, certifying:

         (a) That Tenant has accepted the Premises, is in occupancy, and is paying rent on a current basis with no offsets or claims, or if it is not paying rent on a current basis or does have offsets or claims, Tenant shall specify the status of its payments of rent and the basis and amount claimed due as offsets or claims;

         (b) That this Lease is unmodified and in full force and effect, or if there has been any modification that the same is in full force and effect as so modified and appropriately identifying any such modification;

         (c) Whether or not there are any offsets or defenses then existing in favor of Tenant against the enforcement of any of the terms, covenants and conditions of this Lease and if so specifying the same, and also whether or not Landlord has observed and performed all the terms, covenants and conditions on its part to be so observed and performed and if not, specifying the same;

         (d) The dates to which installments of Minimum Rent, Additional Rent and all other charges hereunder have been paid; and

         (e) Such other information as Landlord may reasonably request.

         Such requests may be made by Landlord at any time and from time to time during the Term. Upon the request of the holder of any such deed of trust, mortgage or security agreement, Tenant agrees to execute, acknowledge and deliver to such party or parties or to the purchaser of the Premises in foreclosure an instrument in writing satisfactory to such party whereby Tenant fully attorns to such successor in interest subject, however, to the approval of such instrument by Tenant, which approval shall not be unreasonably withheld or delayed.

         13.2. Attornment. Tenant will, upon the request of Landlord or of the mortgagee or trustees, under any such mortgage or deed of trust, execute an attornment instrument and attorn to such mortgagee or trustees and become its Tenant on the terms herein contained for the unexpired residue of the Term.

                                   Article 14
                            ENVIRONMENTAL PROVISIONS

         14.1. Landlord's Warranties. Landlord warrants and represents to Tenant that as of the Commencement Date,the Premises are not subject to any environmentally hazardous condition including:

         (a) The existence of any Hazardous Material on the Premises;

         (b) Any condition caused by any leaking, spillage, release, discharge, emission, storage, burial or disposal of any Hazardous Material within the Premises or any condition caused by the location or placement of any Hazardous Material within the Premises;

         (c) Any condition caused by the placement, use, discharge, disposal, leaking, storage, injection or deposit or burial of any Hazardous Material within the Premises; or

         (d) Any leakage within the Premises of any gasoline or petroleum products or any Hazardous Material from any underground storage tank (and Landlord is not aware of the existence of any underground storage tanks on or under the Premises).

         14.2. Negative Covenants. From the Effective Date hercof Tenant and Tenant's agents, contractors, employees and invitees shall not engage in any of the following prohibited activities:

         (a) cause or permit any processing, manufacturing, transporting, handling, release, or discharge, or threat of any of the foregoing, of Hazardous Material on or from the Premises or any portions of the Premises; or

         (b) cause or permit any use, handling or storage of Hazardous Material in or on any portion of the Premises, except as specifically authorized by Landlord in writing, which shall be in the ordinary course of Tenant's maintenance or cleaning on or of the Premises, and in a manner not to allow any contamination of the Premises, and in accordance with all Environmental Laws, as hereinafter defined; or

         (c) cause or permit any violation of any Environmental Laws.

         14.3. Compliance With Environmental Laws. Tenant and its agents, contractors, employees and invitees shall comply, and cause the Premises to comply, with all Environmental Laws.

         14.4. Removal and Remediation. If Hazardous Material is placed or discharged on the Premises by Tenant, Tenant shall pay immediately when due the cost of removal of any Hazardous Material from the Premises in compliance with all governmental requirements, and keep the entire Premises free of any lien imposed pursuant to any Environmental Laws. Within thirty (30) days after demand by Landlord, Tenant shall obtain and deliver to Landlord a bond, letter of credit, or similar financial assurance for the benefit of Landlord, evidencing, to Landlord's satisfaction in its sole discretion,that the necessary funds are available to pay the cost of removing, treating, and disposing of all Hazardous Material on the Premises or any contamination caused thereby, and discharging any assessments or liens which may be established on the Premises as a result thereof.

         14.5. Affirmative Covenants. Tenant covenants to:

         (a) Give written notice to Landlord immediately upon Tenant's acquiring knowledge of the unauthorized presence of any Hazardous Material on the Premises or of any Hazardous Material contamination thereon, with a full description thereof;

         (b) Immediately advise Landlord in writing of any notices received by Tenant or Tenant's agents, contractors, authorized representatives and employees, alleging that the Premises contains Hazardous Material or contamination thereof, or that a violation or potential violation of any Environmental Laws by Tenant, its agents, the Premises exists;

         (c) Immediately advise Landlord in writing upon discovery of any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened with respect to the Premises or any real estate adjoining the Premises;

         (d) Immediately advise Landlord in writing upon discovery of all claims made or threatened by any third party against any party relating to damage, contribution, cost recovery compensation, loss or injury in any way associated with any Hazardous Material in, on, under or in the vicinity of the Premises; and

         (e) Immediately advise Landlord in writing upon Tenant's discovery or any discovery by Tenant's agents, contractors, authorized representatives and employees, of any occurrence or condition on any real property adjoining or in the vicinity of the Premises which does, or could, cause the Premises, or any part thereof, to contain Hazardous Material or otherwise be in violation of any Environmental Laws, or cause the Premises to be subject to any restrictions on the ownership, occupancy, transferability or use thereof under any Environmental Laws, or impact the future marketability of the Premises.

         14.6. Landlord's Removal Rights. Landlord shall have the right, but not the obligation, to cause all Hazardous Material and Hazardous Material contamination placed or discharged on the Premises by Tenant to be removed therefrom or otherwise remediated in such manner as may be necessary or desirable in the sole judgment of Landlord. In such event, the cost of the removal, including all expenses, charges, and fees incurred by Landlord in connection therewith, including attorneys', engineers', and consultants' fees, shall be payable by Tenant on demand, and shall bear interest at the Default Rate from the date advanced until paid. Tenant shall give to Landlord and its agents and employees access to the Premises for such purposes and Tenant hereby grants to Landlord, its agents, contractors authorized representatives and employees, full right and authority to remove any such Hazardous Material and Hazardous Material contamination from the Premises.

         14.7. Environmental Audit. If at any time Landlord has reasonable cause to believe that an environmental condition in violation of this Lease exists, Landlord may notify Tenant in writing that it desires a site assessment or environmental audit (an "Audit") of the Premises to be made, and at any time thereafter cause such Audit to be made of the Premises. Tenant shall reimburse Landlord for the cost of the Audit if the Audit reveals Tenant has breached Tenant's obligations under this Article 14. Such Audit(s) shall be performed in a manner reasonably calculated to confirm and verify compliance with the provisions of this Article 14. Tenant covenants to reasonably cooperate with the persons conducting the Audit to allow entry and reasonable access to all portions of the Premises for the purpose of the Audit, to supply the auditors with all available historical and operational information regarding the Premises (of meetings with the auditors appropriate personnel having knowledge of matters relevant to the Audit. Tenant covenants to comply, at its sole cost and expense, with all recommendations contained in the Audit, including any recommendation for additional testing and studies to detect the presence of Hazardous Material, or to otherwise confirm and verify Tenant's compliance with the provisions of this Section, to the extent required by Landlord.

         14.8. Indemnity by Tenant. Tenant hereby agrees to defend, indemnify and hold Landlord (including the respective successors, assigns, employees, agents, officers and directors of Landlord) harmless from, any and all actions, loss, liability, damage, cost or expense occasioned by, resulting from, or consequent to any Hazardous Material or Hazardous Material contamination caused by Tenant, Tenant's agents, contractors, authorized representatives or employees on the Premises. This indemnity shall be enforceable notwithstanding any attempts by Tenant to exercise due diligence in ascertaining whether or not any of the events outlined above affect the Premises. The loss, liability, damage, cost, or expense which is covered by this indemnity shall include, without limitation, all foreseeable consequential damages; the costs of any required or necessary repair, cleanup or detoxification of the Premises, including the soil and ground water thereof, and the preparation and implementation of any closure, remedial or other required plans; damage to any natural resources; and all reasonable costs and expenses incurred by Landlord in connection with the above, including but not limited to attorneys' and consultants' fees.

         14.9. Indemnity by Landlord. Landlord hereby agrees to indemnify, defend, save and hold harmless Tenant and its directors, officers, shareholders, successors and assigns of and from any and all claims, actions, causes of action, demands, suits, losses, expenses, liabilities and responsibilities, including those for clean up, remediation, removal, detoxification and disposal, of any kind or nature whatsoever which may hereafter arise as a result of any Hazardous Material placed or stored on the Premises by Landlord, or placed or stored on the Premises by any person prior to the Commencement Date.

         14.10. Definitions. As used herein, the term "Hazardous Material" means any radioactive, hazardous, or toxic substance, material, waste, chemical, or similar item, the presence of which on the Premises, or the discharge, emission, release, or threat of release of which on or from the Premises, is prohibited or otherwise regulated by any laws, ordinances, statutes, codes, rules, regulations, orders, and decrees of the United States, the State of Missouri, and all local or governmental or regulatory authorities exercising jurisdiction over Tenant or the Premises, or which require special handling in collection, storage, treatment, or disposal by any such laws or requirements, including, without limitation (a) asbestos, (b) any material, substance or waste defined as "Hazardous Waste" pursuant to Section 1004 of the Resource Conservation and Recovery Act (42 U.S.C. Section 6901, et seq.), (c) any material, substance or waste defined as a Hazardous Substance" pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act (42 U.S.C. Sections 9601 et seq.), (d) any material, substance or waste defined as a "regulated substance" pursuant to subchapter IX of the Solid Waste Disposal Act (42 U.S.C. Section 6991, et seq.), (e) any material, substance or waste defmed as a "Hazardous Material" pursuant to the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.) or (f) any material, substance or waste defined as hazardous by regulations promulgated pursuant to the laws identified in (a) through (e) above. Notwithstanding the above provisions, the phrase "Hazardous Materials" shall not include any such materials,substances or wastes existing on the Premises in quantitiesand/or for periods of time insufficient to give rise to notification or management requirement under any applicable laws, rules or regulations. The term "Environmental Laws" means any and all applicable laws, ordinances, statutes, codes, rules, regulations and requirements of the United States, the State of Missouri, and all local authorities exercising jurisdiction over the Tenant or the Premises regulating or governing Hazardous

Materials,including without limitation all rules or regulations adopted by any administrative agency, including the Environmental Protection Agency, the Occupational Safety and Health Administration, and any similar state or local agency having jurisdiction over the Premises, whether or not such rules and regulations have the force of law.

         14.11. Access to Data and Documents. Tenant shall provide Landlord, its agents, contractors, employees and representatives with access to and copies of any and all non-privileged data and documents relating to or dealing with any actual or potential Hazardous Materials used, generated, manufactured, stored or disposed of on, under or about the Premises or transferred to or from the Premises within three (3) days of a request therefor. Landlord reserves the right to disclose any and all information relating to Hazardous Materials gathered or received by Landlord to the appropriate local, state or federal agencies when advised by its counsel that such disclosure is required by law or Court order.

                                   Article 15
                                 PURCHASE OPTION

         15.1. Purchase Option. Landlord grants to Tenant an option (the "Option") to purchase the Premises from Landlord, on or before the end of the 36th month of the Term for the consideration, and upon the terms and conditions set forth below.

         15.2. Purchase Price. The price to be paid by Tenant to Landlord for the Premises (the "Purchase Price") shall be (i) One Million Three Hundred Thousand Dollars ($1,300,000) if the Option is exercised during the first 24 months of the Term, and (ii) One Million Three Hundred Thirty Nine Thousand Dollars ($1,339,000) if the Option is exercised during the 25th through 36th month of the Term.

         15.3. Exercise of Option. Tenant's election to exercise this Option must be evidenced by a written notice addressed to Landlord, sent in accordance with the notice provisions of this Agreement. Such notice shall (i) state that Tenant is exercising the Option, and (ii) specify a date (the "Closing Date"), no earlier than sixty (60) days and no later than one hundred twenty (120) days after the date of such notice, for transfer of title to Tenant. Notice of exercise of the Option. must be given to Landlord, if at all, prior to the last day of the 36th month of the Term.

         15.4. Subdivision, Establishment of Boundaries. The parties acknowledge that the Premises are currently part of a single parcel containing the Restaurant Building and the Hotel, and that, under applicable Laws, transfer of the Premises to Tenant will require local subdivision approval. Upon receipt of written notice of Tenant's exercise of the Option, Landlord will apply for approval to subdivide the Premises from the remainder of Landlord's property, such that the boundaries of the Land will consist only of the outside foundation walls of the Restaurant Building, together with the immediately surrounding landscaped areas and an 11' wide strip from the Restaurant to Highway 76 along the west boundary of Landlord's property (the "Footprint"). If applicable Laws then in effect will not permit creation of the Footprint as a separate legal lot, Landlord will apply for approval to subdivide with the boundaries of the Land containing the minimum setbacks from the front, back and sides of the Restaurant Building, and including the 11' wide strip from the Restaurant to Highway 76 along the west boundary of Landlord's property. In either event, Landlord and Tenant will execute at Closing, as an appurtenance to the Premises, a recordable reciprocal easement agreement for driveway and parking rights substantially similar to those described in this Lease, subject to shared maintenance and repair responsibilities in the manner described in this Lease. If applicable Laws then in effect will not permit subdivision and separate ownership of the Premises under either method stated above, Tenant's notice exercising the Option will be deemed to have been revoked.

         15.5. Closing. If Tenant exercises the Option, the closing of the transfer of the Premises to Tenant (the "Closing") shall take place at the offices of a reputable title company selected by Landlord (the "Title Company") at 10 a.m., on the Closing Date At Closing, the Purchase Price shall be paid by Tenant in cash or by certified funds to Landlord concurrently with the conveyance of the Premises by Landlord to Tenant.

         15.6. Transfer of Title. At Closing, Landlord shall convey marketable record title to the Premises to Tenant by general warranty deed, free and clear of all interests, liens and encumbrances, subject only to the following:

         (a) general taxes for the year in which the Closing occurs and subsequent years;

         (b) zoning ordinances in effect at the date of Closing;

         (c) easements, public and private, of record or not of record, which are clearly apparent to the ordinary person on ordinary inspection of the Premises;

         (d) deed restrictions prohibiting gambling and games of chance on the Premises and restricting the height of any sign on the Premises to no more than 19' above grade level (subject to possible increase as provided in Section 4.12 of this Lease;

         (e) a right of first refusal reserved to the owner of the Hotel to purchase the Premises if Tenant desires to sell the Premises, at the price and on the terms extended by Tenant to a bona fide offeree;

         (f) a cross easement and shared maintenance agreement regarding the Parking Areas, reflecting the terms of Article 5 of this Lease; and

         (g) such other restrictions and easements of record as will not materially impair the use of the Premises the Tenant might reasonably expect to make considering the general character thereof.

         Any apparent encumbrance or defect in the title which is of the type or comes within the scope of any of the Title Examination Standards of The Missouri Bar shall not constitute a valid objection on the part of the Tenant, provided the Landlord furnishes the affidavits, or other title papers, if any, described in the applicable Title Examination Standard, and provided the Title Company agrees to insure against such encumbrance or defect.

         15.7. Title Insurance. The Landlord shall at least 10 days prior to the Closing Date deliver to Tenant a commitment to issue an owner's policy of title insurance in the amount of the Purchase Price, naming Tenant as the insured, issued by the Title Company, which policy shall insure the owner's title to be in the condition called for by this Agreement, and which commitment shall provide that said policy shall be issued forthwith after the Landlord's general warranty deed shall be placed of record. The Tenant shall pay the premium and all other costs of the issuance of a title insurance policy if Tenant elects to purchase such coverage.

         15.8. Adjustments. The real estate taxes assessed against the Premises shall be prorated as of the Closing Date. Rent payable under the Lease shall be prorated as of the Closing Date.

         15.9. Closing Costs. The fees charged by the Title Company for conducting the Closing will be paid by Tenant. Tenant shall pay any title insurance premium, and all closing costs related to Tenant's financing.

         15.10. Effect of Purchase on Lease. Upon the transfer of the Premises to Tenant, the lease shall be terminated, and no further rent of any kind shall be due.

         15.11. Survival of Certain Agreements. Notwithstanding termination of the Lease, the following rights, duties and obligations will survive the
Closing:

         (a) For so long as a restaurant is operated on the Premises, the owner thereof will have the rights to use a portion of the Center Sign as set forth in Section 4.12, subject to the terms of such Section.

         (b) The owner of the Premises and the owner of the Hotel will share responsibility for the sewer line as set forth in Section 4.5 and the Parking Areas as set forth in Article 5.

         15.12. Effect of Non-exercise. If Tenant does not exercise the Option by the last day of the 36th month of the Term or fails, after giving notice of exercise, to complete the purchase of the Premises in a timely manner, the Option shall terminate automatically.

                                   Article 16
                               GENERAL PROVISIONS

         16.1. Time of Essence. Time is of the essence of this Lease, and of each provision hereof.

         16.2. Quiet Enjoyment. Upon payment by the Tenant of the rent herein provided, and upon the observance and performance of all covenants, terms and conditions on Tenant's part to be observed and performed by Tenant, Tenant shall peaceably and quietly hold and enjoy the Premises for the Term without hindrance or interruption by Landlord or any other person or persons.

         16.3. Successors in Interest. Each and all of the covenants, conditions and restrictions in this Lease shall inure to the benefit of and shall be binding upon the successors and assigns of Landlord (including, without limitation, any future owner of the Hotel), and subject to the restrictions of
Article 11 the authorized encumbrancers, assignees, transferees, subtenants, licensees and other successors in interest of Tenant.

         16.4. Entire Agreement. This Lease contains the entire agreement of the parties with respect to the matters covered by this Lease, and no other agreement, statement or promise made by any party, or to any employer, officer or agent of any party, which is not contained in this Lease shall be binding or valid. No alteration, amendments or changes to the terms of this Lease shall be binding unless first reduced to writing and executed with the same formality as this Lease.

         16.5. Partial Invalidity. If any term, covenant, condition or provision of this Lease is held by a court of competent jurisdiction to be invalid, void, or unenforceable, the remainder of the provisions shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         16.6. Captions. Captions of the articles, sections and paragraphs of this Lease are for convenience and reference only, and the words contained therein shall in no way be held to explain, modify, amplify or aid in the interpretation, construction or meaning of the provisions of this Lease.

         16.7. Notices. All notices, requests, and other communications hereunder shall be in writing and shall be deemed to be duly given if delivered or deposited in the U.S. Mail, first class postage prepaid, certified, return receipt requested (except for rent payments), to the Landlord as follows:

         MYER DEVELOPMENT CO.
         203-A S. Wildwood Drive
         Branson, MO 65616
and to Tenant as follows:

         BRANSON RESTAURANTS, INC.
         3562 Shepherd of the Hills Expressway
         Branson, MO, 65616

         Each party may, from time to time, designate a different address by notice given in conformity with this paragraph. The date of mailing as indicated on the U.S. Postal mailing receipt shall be the commencement date for calculating any time periods associated with the giving of notice hereunder. In lieu of sending such notices by United States Mail, any party hereto may deliver such notice in person or may transmit by Federal Express or any other reputable overnight courier service which obtains a receipt for delivery and which has active operations in the municipalities involved. Each party shall have the right, from time to time, to designate a different address by notice given in conformity with this section.

         16.8. Right of Entry. Landlord or Landlord's agents shall have the right to enter the Premises at all reasonable times to examine the same, and to show them to prospective purchasers or Tenants thereof.

         16.9. Authority. Each individual executing this Lease on behalf of Tenant represents and warrants that s/he is duly authorized to execute and deliver this Lease on behalf of Tenant and that this Lease is binding upon Tenant in accordance with its terms. Each individual executing this Lease on behalf of Landlord represents and warrants that s/he is duly authorized to execute and deliver this Lease on behalf of Landlord and that this Lease is binding upon Landlord in accordance with its terms.

         16.10. Governing Law The provisions of this Lease, and the right and obligations of Landlord and Tenant, shall be governed by the laws of the State of Missouri and interpreted and construed in accordance with such laws without regard to principles of conflicts of law.

         16.11. Memorandum of Lease. At the request of Tenant, Landlord shall join with Tenant in the execution of a Memorandum of this Lease for the purpose of recording in the real estate records in the County in which the Premises are located in order to give record notice of the rights of Tenant to use and occupy the Premises during the Term pursuant to the provisions hereof. Such Memorandum shall otherwise be in form and content reasonably satisfactory to each party hereto.

                                   Article 17
                                    EXECUTION

         17.1. Offer and Acceptance. Execution of this Lease by Tenant constitutes an offer which shall not be deemed accepted by Landlord until Landlord has executed this Lease and delivered a duplicate original to Tenant. The submission of an unexecuted copy of this Lease for examination does not constitute an offer.

         17.2. Counterparts. This Lease may be executed by the parties in several counterparts, each of which shall be deemed to be an original.

                      [Signatures begin on following page.]

         IN WITNESS WHEREOF, the parties have executed this Lease as of the Effective Date set forth above.

         Attest:                      MYER DEVELOPMENT CO.

                                      By: Carroll L. Myer
                                      Name: Carroll L. Myer
                                      Title:  President


STATE OF MISSOURI    )
                     ) ss.
COUNTY OF TANEY      )

         On this 12th day of July, 2005, before me the undersigned, a Notary Public in and for said County and State, personally appeared Carroll L. Myer, to me personally known, who being by me duly sworn, did say that he is the President of MYER DEVELOPMENT CO., a Missouri corporation, and he acknowledged said instrument to be the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said county and state, the day and year last above written.

                                      Kathryn D. Cornett
                                      Notary Public in and for Said County and
                                      State
My Commission Expires: 1/ 27/ 2006
                                      Kathryn D. Cornett
                                      ------------------

                                      (Type, print or stamp the Notary's
                                      name below his or her signature.)


                                      BRANSON RESTAURANTS, INC.

                                      By: Paul M. Bluto
                                      ------------------
                                      Name:  Paul M. Bluto
                                      Title: CEO


STATE OF MISSOURI    )
                     ) ss.
COUNTY OF TANEY      )

         On this 12th day of July, 2005, before me the undersigned, a Notary Public in and for said County and State, personally appeared Paul M. Bluto, to me personally known, who being by me duly sworn, did say that he is the CEO of BRANSON RESTAURANTS, INC., a Missouri corporation, and he acknowledged said instrument to be the free act and deed of said corporation.

         IN WITNESS WHEREOF, I have hereunto set my hand and affixed my official seal at my office in said county and state, the day and year last above written.

                                      Kathryn D. Cornett
                                      ------------------
                                      Notary Public in and for Said County and State
My Commission Expires: 1/ 27/ 2006

                                      Kathryn D. Cornett
                                      ------------------
                                      (Type, print or stamp the Notary's
                                      name below his or her signature.)

ITEC Guaranty

For value received, and as inducement to Landlord to execute the above Lease, which Landlord would not execute without this inducement, ITEC Attractions, Inc. ("ITEC"), a Nevada corporation and the parent company of Tenant, guarantees full, faithful and timely payment of the Liquidated Damages described in Section
12.9 of the Lease in the event of surrender of possession or early termination of the Lease as a result of Tenant's default or upon Tenant's exercise of its right to terminate under Section 12.3 of the Lease, together with any attorney's fees and other costs of collection incurred by Landlord in recovering the Liquidated Damages. Notice of the existence of any default and Tenant's nonperformance of any obligations is hereby waived by ITEC. Landlord need not exercise any remedies against Tenant or anyone else before proceeding against ITEC on this guaranty. This guaranty shall be construed as an absolute and unconditional guaranty of payment of the Liquidated Damages, and not as a guaranty of collection. This guaranty shall inure to the benefit of Landlord and its successors and assigns, and shall bind and be enforceable against ITEC and its successors and permitted assigns.

Attest:                               ITEC ATTRACTIONS, INC.

                                      By: Paul M. Bluto
                                      ------------------
                                      Name:  Paul M. Bluto
                                      Title: CEO